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                             WARNER CHILCOTT, INC.,
                                    as Issuer

                                       and

                    WARNER CHILC0TT PUBLIC LIMITED COMPANY,
                                  as Guarantor

                                       to

                              THE BANK OF NEW YORK,
                                   as Trustee

                                ----------------

                                    INDENTURE

                          Dated as of February 15, 2000

                                ----------------

                           12 % Senior Notes due 2008

                      12 % Senior Notes due 2008, Series B

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            INDENTURE, dated as of February 15, 2000, between Warner Chilcott,
Inc. ("Issuer"), a Delaware corporation, having its principal office at Rockaway 80 Corporate Center, 100 Enterprise Drive, Suite 280, Rockaway, New Jersey 07866, Warner Chilcott Public Limited Company ("Parent"), a company organized under the laws of the Republic of Ireland, as Guarantor, and The Bank of New York, a New York banking corporation, as Trustee (herein called the "Trustee").

            Issuer has duly authorized the creation of an issue of its $200,000,000 12 % Senior Notes due 2008 (the "Initial Securities"), and its $200,000,000 12 % Senior Notes due 2008, Series B (the "Exchange Securities") and if and when issued pursuant to a private exchange for Initial Securities, Issuer's 12 % Senior Notes due 2008 (the "Private Exchange Notes") and, together with the Initial Securities, the Exchange Securities and any Additional Securities issued in compliance with Section 4.03, the "Securities"), of substantially the tenor and amounts hereinafter set forth and, to provide therefor, the Issuer has duly authorized the execution and delivery of this Indenture.

            Parent has duly authorized the full and unconditional guarantee of the Initial Securities, and upon the issuance of the Exchange Securities, if any, the Exchange Securities.

            All things necessary have been done to make the Securities, when executed by Issuer and authenticated and delivered hereunder and duly issued by Issuer, the valid obligations of Issuer and to make this Indenture a valid agreement of Issuer, in accordance with their and its terms.

            NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE 1

                   Definitions and Incorporation by Reference

             SECTION 1.01. Definitions. "Additional Assets" means:

            (i) any property, plant or equipment used in a Related Business;

            (ii) any Product Line;

            (iii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Parent, Issuer or another Restricted Subsidiary; or

            (iv) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;
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provided, however, that any such Restricted Subsidiary described in clauses
(iii) or (iv) above is primarily engaged in a Related Business.

            "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by, or (ii) under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.04, 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Issuer or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

            "Asset Disposition" means any sale, lease, license of rights, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Parent, Issuer or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of: (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than Parent, Issuer or a Restricted Subsidiary); (ii) all or substantially all the assets of any division or line of business of Parent, Issuer or any Restricted Subsidiary; or (iii) any other assets of Parent or any Restricted Subsidiary outside of the ordinary course of business of Parent, Issuer or such Restricted Subsidiary.

            The following shall not be an Asset Disposition for the purposes of clauses (i), (ii) and (iii) above:

            (A) a disposition by Parent or a Restricted Subsidiary to Issuer or by Issuer or Parent or a Restricted Subsidiary to a Wholly Owned Subsidiary;

            (B) for purposes of Section 4.06 only, a disposition that constitutes a Restricted Payment permitted by Section 4.04, any payment permitted and made pursuant to the proviso of clause (i) of the definition of Restricted Payment or a Permitted Investment;

            (C) a disposition of assets or a licensing of rights relating to assets with a fair market value of less than $250,000;

            (D) for purposes of Section 4.06 only, a disposition by Parent, Issuer or a Restricted Subsidiary of a Product Line in consideration for the acquisition by Parent, Issuer or a Restricted Subsidiary of another Product Line; provided, however, that, if the Product Line so disposed had revenues for the four consecutive fiscal quarters for which financial statements of Parent have been either included in a report filed with the SEC or filed with the Trustee


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      immediately preceding such disposition in excess of $2,500,000, (x) such disposition has been determined by a nationally recognized investment banking firm to be fair, from a financial viewpoint, to Parent, Issuer and their Restricted Subsidiaries and (y) on the date of such disposition and after giving effect thereto and to the related acquisition, Parent and Issuer would have been able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a);

            (E) any disposition that constitutes a Change of Control or any disposition permitted by Section 5.01;

            (F) disposals or replacements of obsolete, uneconomical, negligible, worn out or surplus property; and

            (G) the license of the rights to the Estrace(R) brand name to BMS pursuant to the terms of the BMS License Agreement.

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing: (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (ii) the sum of all such payments.

            "Bank Indebtedness" means all obligations pursuant to the Senior Credit Facilities.

            "BMS" means, collectively, Bristol-Myers Squibb Company, Westwood-Squibb Pharmaceuticals, Inc. and Bristol-Myers Laboratories Company.

            "BMS Acquisition" means the acquisition by Issuer of three branded pharmaceutical Product Lines from BMS pursuant to the Asset Purchase Agreement, dated as of January 25, 2000, between BMS and Issuer.

            "BMS License Agreement" means, collectively, the Transitional Support and Supply Agreements, each dated as of January 25, 2000, between BMS and Issuer.

            "Board of Directors" means the Board of Directors of Parent or any committee thereof duly authorized to act on behalf of such Board.

            "Business Day" means each day on which commercial banks in the State of New York are open for business other than any day on which such banks are authorized or required by law to close, including Saturday and Sunday.


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            "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Change of Control" means the occurrence of any of the following events:

            (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-S under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Parent;

            (ii) individuals who on the Issue Date constituted the board of directors of Parent or Issuer (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Parent or Issuer, as applicable, was approved by a vote of 66-2/3% of the directors of Parent or Issuer, as applicable, then still in office who were either directors of Parent or Issuer, as applicable, on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

            (iii) the adoption of a plan relating to the liquidation or dissolution of Parent or Issuer; or

            (iv) the merger or consolidation of Parent or Issuer with or into another Person or the merger of another Person with or into Parent or Issuer, or the sale of all or substantially all the assets of Parent or Issuer and its subsidiaries (determined on a consolidated basis) to another Person other than a transaction following which (A) in the case of a merger or consolidation of Parent, securities that represented 100% of the Voting Stock of Parent immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) constitute at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction, (B) in the case of a sale of assets transaction, the transferee Person becomes the obligor in respect of the Securities and a Subsidiary of the transferor of such assets or (C) in the case of a merger or


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      consolidation of Issuer, the surviving entity continues to be a Wholly
      Owned Subsidiary of Parent and there has not occurred a Change of Control of Parent.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements have been either included in a report filed with the SEC or filed with the Trustee to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

            (1) if Parent, Issuer or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

            (2) if Parent, Issuer or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if Parent, Issuer or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

            (3) if since the beginning of such period Parent, Issuer or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Parent, Issuer or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Parent, Issuer and their continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Parent, Issuer and their continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);


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            (4) if since the beginning of such period Parent, Issuer or any
      Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

            (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Parent, Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by Parent, Issuer or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Parent or Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

            "Consolidated Interest Expense" means, for any period, the total interest expense of Parent and its consolidated Restricted Subsidiaries (including Issuer), plus, to the extent not included in such total interest expense, and to the extent incurred by Parent, Issuer or their Restricted Subsidiaries, without duplication:

            (i) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

            (ii) amortization of debt discount and, subject to the proviso at the end of this definition, amortization of debt issuance cost;

            (iii) capitalized interest;

            (iv) non-cash interest expenses;

            (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;


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            (vi) net costs attributable to Hedging Obligations;

            (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than Parent, Issuer or a Wholly Owned Subsidiary of Parent or Issuer (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the issuer of such Preferred Stock);

            (viii) interest incurred in connection with Investments in discontinued operations;

            (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) Parent, Issuer or any Restricted Subsidiary; and

            (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Parent or Issuer) in connection with Indebtedness Incurred by such plan or trust;

excluding, however, to the extent otherwise included, any expense or amortization relating to stock options or stock appreciation rights; provided, however, that with respect to amortization of debt issuance cost, the only amount to be included in Consolidated Interest Expense is the amount, if any, of such amortization that exceeds 5% of the Consolidated Interest Expense for the applicable period (excluding amortization of debt issuance cost).

            "Consolidated Net Income" means, for any period, the net income of Parent and its consolidated Subsidiaries (including Issuer); provided, however, that there shall not be included in such Consolidated Net Income:

            (i) any net income of any Person (other than Parent or Issuer) if such Person is not a Restricted Subsidiary, except that: (A) subject to the exclusion contained in clause (iv) below, Parent's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Parent, Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below); and (B) Parent's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

            (ii) any net income (or loss) of any Person acquired by Parent or a Subsidiary thereof in a pooling of interests transaction for any period prior to the date of such acquisition;

            (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or


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      indirectly, to Parent or Issuer, except that: (A) subject to the exclusion contained in clause (iv) below, Parent's or Issuer's equity, as the case may be, in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to Parent, Issuer or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and (B) Parent's or Issuer's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

            (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of Parent, its consolidated Subsidiaries (including Issuer) or any other Person (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

            (v) extraordinary gains or losses; and

            (vi) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of the Investments or return of capital to Parent, Issuer or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause
(a)(3)(D) thereof.

            "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of Parent and its consolidated Subsidiaries (including Issuer), determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of Parent for which financial statements have been either included in a report filed with the SEC or filed with the Trustee, as the sum of:

            (i) the par or stated value of all outstanding Capital Stock of Parent plus

            (ii) paid-in capital or capital surplus relating to such Capital Stock plus

            (iii) any retained earnings or earned surplus

less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

            "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.


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            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

            (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

            (ii) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

            (iii) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset disposition" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if:

                  (x) the "asset disposition" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than terms applicable to the Securities and described in Sections 4.06 and 4.09; and

                  (y) any such requirement only becomes operative after
            compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

            "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net
Income:

            (a) all income tax expense of Parent, Issuer and their consolidated Restricted Subsidiaries;

            (b) Consolidated Interest Expense;

            (c) depreciation and amortization expense of Parent, Issuer and their consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period); and

            (d) all other non-cash charges of Parent, Issuer and their consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);


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in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Securities" means the debt securities of Issuer issued pursuant to this Indenture in exchange for, and in an aggregate principal amount at maturity equal to, the Securities, in compliance with the terms of the Registration Rights Agreement.

            "Foreign Asset Sale" means an Asset Disposition in respect of the Capital Stock or assets of a Foreign Subsidiary or a Restricted Subsidiary of the type described in Section 936 of the Code to the extent that the proceeds of such Asset Disposition are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

            "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction, or derives more than 80% of its sales or net income from (or has more than 80% of its assets located in) territories and jurisdictions, other than the United States or a State thereof or the District of Columbia.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

            (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

            (ii) statements and pronouncements of the Financial Accounting Standards Board;

            (iii) such other statements by such other entity as approved by a significant segment of the accounting profession; and

            (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.


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            "Guarantee" means any obligation, contingent or otherwise, of any
Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

            (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

            (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Guarantor" means Warner Chilcott Public Limited Company, a corporation organized under the laws of the Republic of Ireland, and its successors and any current or future domestic Subsidiaries which enter into a Guaranty Agreement.

            "Guaranty" means the Guarantee by Parent of Issuer's obligations with respect to the Securities or any other Guarantee made with respect to the Securities.

            "Guaranty Agreement" means a supplemental Indenture, in a form satisfactory to the Trustee, pursuant to which a Guarantor guarantees Issuer's obligations with respect to the Securities on the terms provided for in this Indenture.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Any amendment, modification or waiver of any provision of any document pursuant to which Indebtedness was previously Incurred shall not be deemed to be an Incurrence of Indebtedness as long as such amendment, modification or waiver does not (A) increase the principal or premium thereof or interest rate thereon,
(B) change to an earlier date the Stated Maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness may or shall be redeemed, (C) if such Indebtedness contractually subordinated in right of payment to the Securities, modify or affect, in any manner


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

adverse to the Holders, such subordination, (D) if Issuer is the obligor thereon, provide that a Restricted Subsidiary shall be an obligor or (E) violate, or cause the Indebtedness to violate, the provisions of Sections 4.05 and 4.10. Neither the accrual of interest (whether or not such interest is payable in cash) nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

            (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

            (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

            (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

            (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

            (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

            (vi) all obligations of the type referred to in clauses (i) through
      (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

            (vii) all obligations of the type referred to in clauses (i) through
      (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

            (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.04:

            (i) "Investment" shall include the portion (proportionate to Parent's or Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Parent or Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Parent or Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) Parent's or Issuer's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to Parent's or Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

            (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

            "Issue Date" means the date of this Indenture.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

            (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

            (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

            (iii) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

            (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by Parent, Issuer or any Restricted Subsidiary after such Asset Disposition.

            "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof

            "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

            "Officer" means the Chairman of the Board, the President, any Executive Vice President, the Treasurer or the Secretary of the Company.

            "Officers' Certificate" means a certificate signed by two Officers.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Permitted Investment" means an Investment by Parent, Issuer or any Restricted Subsidiary in:

            (i) Parent, Issuer, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

            (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Parent, Issuer or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

            (iii) cash and Temporary Cash Investments;

            (iv) receivables owing to Parent, Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Parent, Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

            (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

            (vi) loans or advances to employees made in the ordinary course of business of Parent, Issuer or such Restricted Subsidiary;

            (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Parent, Issuer or any Restricted Subsidiary or in satisfaction of judgments;

            (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.06;

            (ix) Investments existing on the Issue Date as listed on Schedule D to this Indenture;

            (x) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

            (xi) Investments the payment for which consists solely of Capital Stock of Parent; and

            (xii) other Investments that do not exceed in the aggregate $5 million.

            "Permitted Liens" means, with respect to any Person:

            (i) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

            (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Parent or Issuer in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by Parent or Issuer or any Restricted Subsidiary to provide collateral to the depository institution.

            (iii) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

            (iv) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

            (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

            (vi) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant, equipment or other assets of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

            (vii) Liens to secure Indebtedness Incurred pursuant to the Senior Credit Facilities; provided, however, that the Liens may not extend to any property other than the property covered by such Liens on the Issue Date and other similar assets acquired in the ordinary course of business (but may not extent to the assets acquired from BMS in the BMS Acquisition);

            (viii) Liens existing on the Issue Date and listed on Schedule E to this Indenture;

            (ix) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

            (x) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

            (xi) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations; and

            (xii) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (vi), (vii), (viii), (ix) or (x); provided, however, that:

                  (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

                  (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (vi), (viii), (ix) or (x) at the time the original Liens became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

Notwithstanding the foregoing, "Permitted Liens" shall not include any Lien described in clauses (vi), (ix) or (x) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.06. For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "Principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

            "Product Line" means any pharmaceutical product or product line.

            "Public Equity Offering" means an underwritten primary public offering of common stock of Parent pursuant to an effective registration statement under the Securities Act.

            "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of Parent, Issuer or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

            (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

            (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

            (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of Parent or Issuer or
(y) Indebtedness of Parent, Issuer or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

            "Related Business" means any business in which Parent or Issuer was engaged on the Issue Date and any business related, ancillary or complementary to any business of Parent or Issuer in which Parent or Issuer was engaged on the Issue Date.

            "Restricted Payment" with respect to any Person means:

            (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to Parent, Issuer or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)); provided, however, that any such declaration or payment to Parent, Issuer or to any Restricted Subsidiary shall not be a Restricted Payment; and provided, further, that any such declaration or payment by Issuer to Parent shall be made in the form of a loan from Issuer to Parent meeting the requirements of clause (b)(2) of
      Section 4.03;

            (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Parent held by any Person or of any Capital Stock of Issuer or any Restricted Subsidiary held by any Person (other than Parent or any Wholly Owned Subsidiary of Parent, including Issuer), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of Parent that is not Disqualified Stock);

            (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

            (iv) the making of any Investment (other than a Permitted Investment) in any Person.

            "Restricted Subsidiary" means any Subsidiary of Parent or Issuer that is not an Unrestricted Subsidiary and, in the case of Parent, includes Issuer, Warner Chilcott (Bermuda) Limited and Warner Chilcott Laboratories Ireland Limited.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned by Parent, Issuer or a Restricted Subsidiary on the Issue Date or thereafter acquired by Parent, Issuer or a Restricted Subsidiary whereby Parent, Issuer or a Restricted Subsidiary transfers such property to a Person and Parent, Issuer or a Restricted Subsidiary leases it from such Person.

            "SEC" means the U.S. Securities and Exchange Commission.

            "Secured Indebtedness" means any Indebtedness of a Person secured by a Lien.

            "Senior Credit Facilities" means (i) the Credit Agreement by and among Issuer, the lenders referred to therein and PNC National Bank, National Association, as Agent for the lenders, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time and (ii) any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

            "Securities" means the Securities issued under this Indenture.

            "Securities Act" means the Securities Act of 1933.

            "Senior Indebtedness" of a Person means:

            (i) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

            (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of clauses (i) and (ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Securities, in the case of Issuer, or to such Person's

Guaranty, in the case of a Guarantor; provided, however, that Senior Indebtedness shall not include:

            (1) any obligation of the Company to any Subsidiary;

            (2) any liability for federal, state, local or other taxes owed or owing by such Person;

            (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

            (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person; or

            (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Parent or Issuer, as applicable, within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

            "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities, in the case of Issuer, or to such Person's Guaranty, in the case of a Guarantor, as the case may be, pursuant to a written agreement to that effect.

            "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

            "Subsidiary Guarantor" means each Restricted Subsidiary that provides a Subsidiary Guaranty.

            "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Securities.

            "Tax" means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto).

            "Taxing Authority" means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

            "Temporary Cash Investments" means any of the following:

            (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

            (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

            (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
      (ii) above;

            (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of Parent or Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-l" (or higher) according to Moody's Investors Service, Inc. or "A-l" (or higher) according to Standard and Poor's Ratings Group; and

            (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

            "TIA" means the Trust Indenture Act of 1939 (15
U.S.C.ss.ss.77aaa-77bbb) as in effect on the date of this Indenture, except as set forth in Section 9.03 hereof

            "Trust Officer" means when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Subsidiary" means (i) any Subsidiary of Parent (other than Issuer) or Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Parent (other than Issuer) or Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, Parent, Issuer or any other Subsidiary of Parent or Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $l,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04.

            The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) Parent or Issuer could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions. Any Subsidiary may be, or may be designated as, an Unrestricted Subsidiary (or not so designated) for purposes of this Indenture without regard to whether such Subsidiary is, or is so designated (or not so designated), for purposes of any other agreement relating to Indebtedness of Parent or Issuer or any of their Subsidiaries. Covenants applicable solely to Parent, Issuer and Restricted Subsidiaries and to indirect actions taken by such Persons shall not apply to, and shall not apply to actions taken by, Unrestricted Subsidiaries.

            "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

            Except as described in Section 4.03, whenever it is necessary to determine whether Issuer has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount shall be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer s option.

            "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by Parent or Issuer or one or more Wholly Owned Subsidiaries.

            SECTION 1.02. Other Definitions,

                                                     Defined in
                              Term                    Section
                              ----                    -------

             "Additional Amounts" ................... 4.16
             "Additional Securities" ................ 2.02
             "Affiliate Transaction" ................ 4.07
             "Bankruptcy Law" ....................... 6.01
             "Change of Control Offer" .............. 4.12
             "covenant defeasance option" ........... 8.01(b)
             "Custodian" ............................ 6.01
             "Event of Default" ..................... 6.01
             "Excluded Holder" ...................... 4.16
             "Initial Lien" ......................... 4.10
             "legal defeasance option" .............. 8.01(b)
             "Legal Holiday" ........................ 11.08
             "Offer" ................................ 4.06(b)
             "Offer Amount" ......................... 4.06(c)(2)
             "Offer Period .......................... 4.06(c)(2)
             "Paying Agent" ......................... 2.03
             "Purchase Date" ........................ 4.06(c)(1)
             "Registrar" ............................ 2.03
             "Successor Company" .................... 5.01 (a)(i)

            SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the SEC;

            "indenture securities" means the Securities and the Guaranties;

            "indenture security holder" means a Security holder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
      and

            "obligor" on the indenture securities means Parent, Issuer, each Subsidiary Guarantor and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including without limitation;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

            (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

            (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

            (9) all references to the date the Securities were originally issued shall refer to the date the Initial Securities were originally issued.

                                    ARTICLE 2

                                 The Securities

            SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule l44A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements (including the Guaranty) required by law, stock exchange rule, agreements to which Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to Parent or Issuer). Each Security shall be dated the date of its authentication.

            SECTION 2.02. (a) Execution and Authentication. Two Officers shall sign the Securities for the Issuer by manual or facsimile signature. The Issuer's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of $200,000,000, upon a written order of Issuer signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of Issuer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

            The Trustee may appoint an authenticating agent reasonably acceptable to Issuer to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            (b) Subject to compliance with Section 4.03 of this Indenture, Issuer is permitted to issue more Securities after the Issue Date ("Additional Securities") under this Indenture in an unlimited amount. The Initial Securities, the Exchange Securities and any Additional Securities subsequently issued under this Indenture would be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

            SECTION 2.03. Registrar and Paying Agent. Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange.

            Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

            The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. Issuer shall notify the Trustee of the name and address of any such agent. If Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Parent, Issuer or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

            Issuer initially appoints The Bank of New York as Registrar and Paying Agent in connection with the Securities.

            SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by Issuer in making any such payment. If the Issuer, Parent or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, Issuer shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, Issuer shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. Issuer shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before the mailing of Securities to be redeemed or 15 days before an interest payment date.

            Prior to the due presentation for registration of transfer of any Security, Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

            All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. Issuer and the Trustee may charge the Holder for their expenses in replacing a Security.

            Every replacement Security is an additional obligation of Issuer.

            SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because Issuer or an Affiliate of Issuer holds the Security.

            If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and Issuer receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that Issuer considers appropriate for temporary Securities. Without unreasonable delay, Issuer shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

            SECTION 2.10. Cancellation. Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to Issuer unless Issuer directs the Trustee to deliver canceled Securities to Issuer. Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

            SECTION 2.11. Defaulted Interest. If Issuer defaults in a payment of interest on the Securities, Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. Issuer may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

            SECTION 2.12. CUSIP Numbers. Issuer in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                    ARTICLE 3

                                   Redemption

            SECTION 3.01. Notices to Trustee. If Issuer elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

            Issuer shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from Issuer to the effect that such redemption will comply with the conditions herein.

            SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $l,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

            The Trustee shall notify Issuer promptly of the Securities or portions of Securities to be redeemed.

            SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, Issuer shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address. The notice shall identify the Securities to be redeemed and shall state (including CUSIP numbers):

            (1) the redemption date;

            (2) the redemption price;

            (3) the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

            (6) that, unless Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

            (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

            At Issuer's request, the Trustee shall give the notice of redemption in Issuer's name and at Issuer's expense. In such event, Issuer shall provide the Trustee with the information required by this Section.

            SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, Issuer shall deposit with the Paying Agent (or, if Issuer or a Subsidiary of Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by Issuer to the Trustee for cancellation.

            SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, Issuer shall execute and the Trustee shall authenticate for the Holder (at Issuer's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    Covenants

            SECTION 4.01. Payment of Securities. The Issuer shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

            The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            SECTION 4.02. SEC Reports. Notwithstanding that neither Parent nor Issuer may be subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, Parent or Issuer shall file with the SEC (to the extent the SEC will accept the same for filing) and provide to the Trustee and Securityholders at the times specified for the filing of such information, documents and reports under such Sections with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections. In addition, so long as any of the Securities are outstanding, Parent and Issuer will make available to any prospective purchaser of Securities or beneficial owner thereof (upon written request to Parent or WCI) in connection with any sales thereof the information required by Rule 144A(d)(4) under the Securities Act.

            Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

            SECTION 4.03. Limitation on Indebtedness. (a) Each of Parent and Issuer shall not, and shall not permit any of their respective Restricted Subsidiaries to, Incur, directly or indirectly, any Indebtedness; provided, however, that Parent and Issuer may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2.00 to 1.

            (b) Notwithstanding the foregoing paragraph (a), so long as no Default has occurred and is continuing, (i) Parent and Issuer shall be entitled to incur any or all of the following Indebtedness, (ii) their respective Wholly Owned Subsidiaries shall be entitled to Incur any of the Indebtedness described in clause (2) below and (iii) their respective Restricted Subsidiaries (including Restricted Subsidiaries that are Wholly Owned Subsidiaries) shall be entitled to Incur any of the Indebtedness described in clause (5) below and, with respect to the Securities or Additional Securities only, clause (8) below:

            (1) Indebtedness Incurred pursuant to the Senior Credit Facilities (including Guarantees); provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed the greater of: (x) $10,000,000 and (y) the sum of(A) 60% of the book value of the inventory of Parent, Issuer and their Restricted Subsidiaries plus (B) 85% of the book value of the accounts receivable of Parent, Issuer and their Restricted Subsidiaries, in each case determined on a consolidated basis; less the sum of all permanent repayments theretofore made with respect to such Indebtedness made pursuant to Section 4.06;

            (2) Indebtedness owed to and held by Parent, Issuer or any of their respective Wholly Owned Subsidiaries; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to Parent, Issuer or any of their respective Wholly Owned Subsidiaries) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon (and shall not be deemed to be permitted by this clause
      (2)); and (B) if Parent or Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities;

            (3) the Securities (other than any Additional Securities);

            (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b)) and listed on Schedule A hereto;

            (5) Indebtedness of a domestic Restricted Subsidiary Incurred and outstanding on or prior to the date on which (x) such Subsidiary was acquired by Parent, Issuer or a Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Parent, WCI or a Restricted Subsidiary) or such Subsidiary was designated a Restricted Subsidiary or (y) such Subsidiary was designated a Restricted Subsidiary; provided, however, that on the date of such acquisition and after giving pro forma effect thereto, Parent or Issuer would have been able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a);

            (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (3), (4) or (5) of this
      Section 4.03(b) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

            (7) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by such Person pursuant to this Indenture;

            (8) Indebtedness consisting of the Guaranty of the Securities by a Guarantor and any Guarantee by a Guarantor of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (1), (2), (3), (4), (6) or (9) of this Section 4.03(b); and

            (9) Indebtedness of Parent or Issuer in an aggregate principal amount which, when taken together with all other Indebtedness of Parent or Issuer, respectively, outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (7) of this Section 4.03(b)) does not exceed $20,000,000.

            (c) Notwithstanding the foregoing, none of Parent, Issuer or any other Guarantor shall Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of Parent, Issuer or any other Guarantor unless such Indebtedness shall be subordinated to the Securities or the applicable Guaranty to at least the same extent as such Subordinated Obligations.

            (d) For purposes of determining compliance with this Section 4.03,
(i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, Issuer, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) Issuer shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described herein.

            (e) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness. provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (i) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (ii) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Refinancing Indebtedness is Incurred.

            SECTION 4.04. Limitation on Restricted Payments. (a) Each of Parent and Issuer shall not, and shall not permit any of their respective Restricted Subsidiaries, directly or indirectly, to make a Restricted Payment if at the time Parent, Issuer or a Restricted Subsidiary makes such Restricted Payment:

            (1) a Default shall have occurred and be continuing (or would result therefrom);

            (2) Parent is not able to Incur an additional $1.00 of Indebtedness under Section 4.03(a); or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of(without duplication):

                  (A) 50% of the Consolidated Net Income accrued during the
            period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which financial statements have either been included in a report filed with the SEC or filed with the Trustee (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

                  (B) 100% of the aggregate Net Cash Proceeds received by Parent from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of Parent and other than an issuance or sale to an employee stock ownership plan or to a trust established by Parent or any of its Subsidiaries for the benefit of their employees) and 100% of any cash contribution to the equity of Parent subsequent to the Issue Date; plus

                  (C) 100% of the aggregate Net Cash Proceeds received by Parent from the issue, sale or exercise of its Capital Stock (other than Disqualified Stock) to or by an employee stock ownership plan subsequent to the Issue Date; provided, however, that if such employee stock ownership plan Incurs any Indebtedness to finance the purchase or exercise of such Capital Stock, such Net Cash Proceeds shall be included only to the extent that any such proceeds are equal to any increase in the Consolidated Net Worth resulting from principal repayments made by such employee stock ownership plan with respect to Indebtedness Incurred by it to finance the purchase or exercise of such Capital Stock; plus

                  (D) the amount by which Indebtedness of Parent is reduced on
            Parent's balance sheet, upon the conversion or exchange (other than by a Subsidiary of Parent) subsequent to the Issue Date of any Indebtedness of Parent convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Parent (less the amount of any cash, or the fair value of any other property, distributed by Parent upon such conversion or exchange); plus

                  (E) an amount equal to the sum of(x) the net reduction in
            Investments (other than Permitted Investments) made by Parent or Issuer or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment, proceeds representing the return of capital (excluding dividends and distributions), in each case received by Parent, Issuer or any Restricted Subsidiary, and (y) to the extent such

            Person is an Unrestricted Subsidiary, the portion (proportionate to Parent's or Issuer's equity interest in such Subsidiary, as appropriate) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by Parent, Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus

                  (F) $1,000,000.

            (b) The provisions of Section 4.04(a) shall not prohibit:

            (i) any Restricted Payment (other than a Restricted Payment described in clause (i) of the definition of "Restricted Payment" set forth in Section 1.01) made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of Parent (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Parent or an employee stock ownership plan or to a trust established by Parent or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash contribution to the equity of Parent; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of
      Section 4.04(a);

            (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to Section 4.03(b)(6); provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

            (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

            (iv) any purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations upon a change of control of Parent or an asset disposition as defined in, and to the extent required by, this Indenture or other agreement pursuant to which such Subordinated Obligations were issued, but only if Parent, in the case of an asset disposition that qualifies as an "Asset Disposition," has applied the Net Available Cash from such Asset Disposition in accordance with Section 4.06 or, in the case of a transaction that constitutes a "Change of Control," has complied with
      Section 4.12; or

            (v) any purchase, redemption or other acquisition or retirement for value of Issuer's remaining outstanding senior subordinated discount notes due 2001.

            SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. Parent and Issuer shall not, and shall not permit any of their respective Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to Parent, Issuer or a Restricted Subsidiary or pay any Indebtedness owed to Parent, Issuer or any Restricted Subsidiary, (b) make any loans or advances to Parent or Issuer or (c) transfer any of its property or assets to Parent or Issuer, except:

            (i) any encumbrance or restriction pursuant to this Indenture hereto or pursuant to an agreement in effect at or entered into on the Issue Date, and listed on Schedule B to this Indenture;

            (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by Parent or Issuer (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Parent or Issuer) and outstanding on such date;

            (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.05 or this clause
      (iii) or contained in any amendment to an agreement referred to in clause
      (i) or (ii) of this Section 4.05 or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

            (iv) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

            (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary permitted under this Indenture to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

            (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

            SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock.
(a) Parent and Issuer shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, consummate any Asset Disposition unless:

            (i) Parent, Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the applicable Board of Directors, of the shares and assets subject to such Asset Disposition;

            (ii) in the case of any Asset Disposition, including a license of rights, (1) at least 80% of the consideration thereof received by Parent, Issuer or such Restricted Subsidiary is in the form of cash or cash equivalents or (2) in the case only of license of rights, if after giving pro forma effect thereto, either (x) Parent and Issuer are able to Incur an additional $1 .00 of Indebtedness under Section 4.03(a); or (y)(A) the Consolidated Coverage Ratio improves after giving effect to the transaction and (B) the aggregate book value of Issuer's assets that are subject to licensing of rights made in reliance upon this clause (2)(y) does not exceed 10% of Parent's consolidated total assets as of the end of the most recent fiscal quarter for which financial statements have been either included in a report filed with the SEC or filed with the Trustee; and

            (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Parent, Issuer or such Restricted Subsidiary, as the case may be:

                  (A) first, to the extent Parent or Issuer elects (or is
            required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to Parent, Issuer or any other Affiliate of Parent or Issuer) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                  (B) second, to the extent of the balance of such Net Available
            Cash after application in accordance with clause (A), to the extent Parent or Issuer elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

                  (C) third, to the extent of the balance of such Net Available
            Cash after application in accordance with clauses (A) and (B), to make an Offer to the holders of the Securities (and to holders of other Senior Indebtedness designated by Parent or Issuer) to purchase Securities (and such other Senior Indebtedness) pursuant to and subject to the conditions of Section 4.06(b);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, Parent, Issuer or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

            Notwithstanding the foregoing provisions of this Section 4.06, Parent, Issuer and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section 4.06(a) exceeds $5,000,000. Pending application of Net Available Cash pursuant to this Section 4.06(a), such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

            For the purposes of this Section 4.06, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of Parent, Issuer or any Restricted Subsidiary and the release of Parent, Issuer or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and (y) securities received by Parent, Issuer or any Restricted Subsidiary from the transferee that are promptly converted by Parent, Issuer or such Restricted Subsidiary into cash.

            To the extent that any or all of the Net Available Cash of any Foreign Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Available Cash so affected shall not be required to be applied at the time provided above, but may be retained by the applicable Restricted Subsidiary so long, but only so long, as the applicable local law shall not permit repatriation to the United States (Parent or Issuer shall, subject to the following paragraph, promptly take or cause the applicable Restricted Subsidiary to promptly take all actions within their respective control by the applicable local law to permit such repatriation). Once such repatriation of any of such affected Net Available Cash is permitted under the applicable local law, such repatriation shall be immediately effected and such repatriated Net Available Cash shall be applied in the manner set forth in this Section 4.06 as if such Asset Disposition had occurred on the date of such repatriation.

            To the extent that the Board of Directors determines, in good faith, that repatriation of any or all of the Net Available Cash of any Foreign Asset Sale would have an adverse tax or other consequence to Parent or Issuer, the Net Available Cash so affected may be retained outside of the United States for so long as such adverse tax or other consequence would continue. Such determination shall be reevaluated by the Board of Directors on an annual basis.

            (b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Indebtedness) pursuant to Section 4.06(a)(iii)(C), Issuer shall be required to purchase Securities tendered pursuant to an offer by Issuer for the Securities (and other Senior Indebtedness) (the "Offer") at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof) without premium plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of Securities (and any other Senior Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase thereof, Issuer shall be required to apply the remaining Net Available Cash in accordance with Section 4.06(a)(iii)(D). Issuer shall not be required to make an Offer to purchase Securities (and other Senior Indebtedness) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $5,000,000 (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

            (c) (1) Promptly, and in any event within 10 days after Issuer becomes obligated to make an Offer, Issuer shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by Issuer either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of Issuer which Issuer in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of Issuer or Parent, the most recent subsequently filed Quarterly Report on Form I0-Q and any Current Report on Form 8-K of Issuer or Parent filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in Issuer's business subsequent to the date of the latest of such Reports and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

            (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, Issuer shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"),
(ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, Issuer shall also irrevocably deposit with the Trustee or with a paying agent (or, if Issuer is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase

Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), Issuer shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by Issuer. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by Issuer to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to Issuer immediately after the expiration of the Offer Period for application in accordance with this Section.

            (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to Issuer at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or Issuer receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities (and any other Senior Indebtedness included in the Offer) surrendered by holders thereof exceeds the Offer Amount, Issuer shall select the Securities and the other Senior Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by Issuer so that only Securities (and the other Senior Indebtedness) in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

            (4) At the time Issuer delivers Securities to the Trustee which are to be accepted for purchase, Issuer shall also deliver an Officers' Certificate stating that such Securities are to be accepted by Issuer pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (d) Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.07. Limitation on Affiliate Transactions. (a) Each of Parent and Issuer shall not, and shall not permit their respective Restricted Subsidiaries to, enter into or permit to exist any transaction or series of transactions, involving aggregate consideration in excess of $25,000 (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of Parent or Issuer (an "Affiliate Transaction") unless:

            (i) the terms thereof are no less favorable to Parent or Issuer or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

            (ii) if such Affiliate Transaction involves an amount in excess of $1,000,000, (1) the terms thereof are set forth in writing and (2) a majority of the disinterested directors of Parent have determined in good faith that the criteria set forth in clause (i) of this Section 4.07(a) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a Board Resolution; and

            (iii) if such Affiliate Transaction involves an amount in excess of $5,000,000, has been determined by an investment banking firm of national prominence to be fair, from a financial standpoint, to Parent, Issuer and their Restricted Subsidiaries.

            (b) The provisions of Section 4.07(a) shall not prohibit:

            (i) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section
      4.04 or any payment deemed to not be a Restricted Payment due to the proviso in subsection (1) of the definition thereof in Section 1.01;

            (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

            (iii) loans or advances to employees in the ordinary course of business of Parent, Issuer or their Restricted Subsidiaries, but in any event not to exceed $2,500,000 in the aggregate outstanding at any one time;

            (iv) the payment of reasonable fees and compensation to and indemnity provided on behalf of directors of Parent, Issuer and their Restricted Subsidiaries;

            (v) any Affiliate Transaction between Parent or Issuer and their respective Wholly Owned Subsidiaries or between Wholly Owned Subsidiaries of either Parent or Issuer;

            (vi) the issuance or sale of any Capital Stock (other than Disqualified Stock) of Parent; and

            (vii) any agreement as in effect on the Issue Date and described in the offering circular of Issuer dated February 11, 2000 with respect to the Securities (so long as such renewals or extensions are not materially less favorable to Parent, Issuer or the Restricted Subsidiaries) and the transactions evidenced thereby.

            SECTION 4.08. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. Neither Parent nor Issuer shall sell or otherwise dispose of any Capital Stock of their respective Restricted Subsidiaries, or, in the case of Parent, Issuer, and shall not permit any Restricted Subsidiary or, in the case of Parent, Issuer, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except:

            (i) to Parent, Issuer or a Wholly Owned Subsidiary of Parent or Issuer;

            (ii) directors' qualifying shares;

            (iii) if, immediately after giving effect to such issuance, sale or other disposition, none of Parent, Issuer or any of their Subsidiaries owns any Capital Stock of such Restricted Subsidiary; or

            (iv) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section
      4.04 if made on the date of such issuance, sale or other disposition.

            In addition, Issuer shall not, directly or indirectly, issue or sell or otherwise dispose of any of its Capital Stock to any Person other than Parent.

            SECTION 4.09. Future Guarantors. Except as described below, Parent and Issuer shall cause each domestic Restricted Subsidiary that is organized or acquired after the Issue Date to execute and deliver to the Trustee a Guaranty Agreement or other instrument pursuant to which such Restricted Subsidiary shall Guarantee payment of the Securities, whereupon such Subsidiary shall become a Subsidiary Guarantor. Parent and Issuer shall also cause each non-guarantor Subsidiary and each foreign Subsidiary that is organized or acquired after the Issue Date which has Guaranteed or which Guarantees any Indebtedness of Parent or Issuer to execute and deliver to the Trustee a Guaranty Agreement or other instrument pursuant to which such non-guarantor or foreign Subsidiary will Guarantee payment of Parent's obligations under the Guarantee and Issuer's obligations under the Securities on a senior basis and, with respect to all terms other than ranking, on the same terms and conditions as those set forth in the Guarantee of such other Indebtedness of Parent or Issuer given by such non-guarantor or foreign Subsidiary.

            SECTION 4.10. Limitation on Liens. Each of Parent and Issuer shall not and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

            Any Lien created for the benefit of the holders of the Securities pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

            SECTION 4.11. Limitation on Sale/Leaseback Transactions. Each of Parent and Issuer shall not, and shall not permit any of their respective Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction with respect to any property unless:

            (1) Parent, Issuer or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction under Section 4.03 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.10;

            (2) the net proceeds received by Parent, Issuer or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the applicable Board of Directors) of such property; and

            (3) Parent or Issuer, as the case may be, applies the proceeds of such transaction in compliance with Section 4.06.

            SECTION 4.12. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that Issuer repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b).

            (b) Within 30 days following any Change of Control, Issuer shall mail a notice to each Holder with a copy to the Trustee (the "Chance of Control Offer") stating:

            (1) that a Change of Control has occurred and that such Holder has the right to require Issuer to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

            (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control);

            (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (4) the instructions determined by Issuer, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

            (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or Issuer receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

            (d) On the purchase date, all Securities purchased by Issuer under this Section shall be delivered by the Trustee for cancellation, and Issuer shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

            (e) Notwithstanding the foregoing provisions of this Section, Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise this in compliance with the requirements set forth in this
Section 4.12 applicable to a Change of Control Offer made by Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

            (f) Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.13. Compliance Certificate. Parent and Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of Parent and Issuer an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of Parent and Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action Parent and Issuer are taking or propose to take with respect thereto. Parent and Issuer also shall comply with TIA ss.314(a)(4).

            The Issuer shall deliver to the Trustee, as soon as possible and in any event within five days after the Issuer becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Issuer proposes to take with respect thereto.

            SECTION 4.14. Further Instruments and Acts. Upon request of the Trustee, Parent or Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            SECTION 4.15. Business Activities. Parent and Issuer shall not, and shall not permit any of their respective Restricted Subsidiaries to, engage in any business other than a Related Business.

            SECTION 4.16. Additional Amounts. All payments made by Parent under or with respect to its Guaranty shall be made free and clear of, and without withholding or deduction in or on account of, any present or future Taxes imposed or levied by or on behalf of any Taxing Authority within the Republic of Ireland, or within any other jurisdiction in which Parent is organized or engaged in business for tax purposes, unless Parent is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If Parent is required to withhold or deduct any amount for or on account of Taxes imposed by a Taxing Authority within the Republic of Ireland, or within any other jurisdiction in which Parent is organized or engaged in business for tax purposes, from any payment made under or with respect to the Guaranty, Parent shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of Securities (including Additional Amounts) after such withholding or deduction shall not be less than the amount the holder and beneficial owner would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts shall be payable with respect to a payment made to a holder of Securities or to a third party on behalf of a Holder (each an "Excluded Holder") with respect to any Tax which would not have been imposed, payable or due: (i) but for the existence of any present or former connection between the Holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Securities) and the Republic of Ireland or any other jurisdiction in which Parent is organized or engaged in business for tax purposes other than the holding of the Securities;
(ii) but for the failure to comply upon written notice by Parent delivered 60 days prior to any payment date with a request by Parent to satisfy any certification, identification or any other report requirements, whether imposed by statute, treaty, regulation or administrative practice concerning nationality, residence or connection with the Republic of Ireland or any other jurisdiction in which Parent is organized or engaged in business for tax purposes; (iii) if the presentation of Securities for payment had occurred within 30 days after the date such payment was due and payable or was provided for, whichever is later; (iv) if the beneficial owner of, or person ultimately entitled to obtain an interest in, such Securities had been the holder of the Securities and would not be entitled to the payment of Additional Amounts; or
(v) in respect of any estate, inheritance, gift, sales or excise tax. Parent shall also (i) make such withholding or reduction and (ii) remit the full payment deducted or withheld to the relevant authority in accordance with applicable law. Parent shall make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. Parent shall furnish to the holders of the Securities, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by Parent or, if such receipts are not obtainable, other evidence of such payments by Parent, as the case may be.

            At least 30 days prior to each date on which any payment under or with respect to the Guaranty is paid, if Parent shall be obligated to pay Additional Amounts with respect to such payment, Parent shall deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to the holders of Securities on the payment date.

            Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the principal, premium, if any, interest or of any other amount payable under or with respect to any of the Securities, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

                                    ARTICLE 5

                                Successor Company

            SECTION 5.01. When Parent or Issuer May Merge or Transfer Assets.
(a) Neither Parent nor Issuer shall consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

            (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or, in the case of such a transaction involving Parent, the laws of the Republic of Ireland or another country that is a member of the European Union, Japan or Canada and the Successor Company (if not Parent or Issuer) shall expressly assume, by an Indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Parent or Issuer under the Securities and this Indenture;

            (ii) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

            (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

            (iv) immediately after giving pro forma effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of Parent or Issuer immediately prior to such transaction;

            (v) Parent or Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental Indenture (if any) comply with this Indenture;

            (vi) Parent or Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred; and

            (vii) solely in the case of a transaction involving Parent where the Successor Company is a person organized and existing under the laws of any country other than the United State of America or the Republic of Ireland, Parent shall have delivered to the Trustee an Opinion of Counsel stating that after giving effect to such transaction, the Parent's Guaranty or a comparable substitute guaranty will continue to be enforceable against the Successor Company in accordance with its terms;

provided, however; that clauses (iii) and (iv) shall not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to either Parent or Issuer or (B) Parent or Issuer merging with one of its Affiliates solely for the purpose and with the sole effect of reincorporating Parent or Issuer in another jurisdiction.

            The Successor Company shall be the successor to Parent or Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, Parent or Issuer, as the case may be under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.

            (b) Neither Parent nor Issuer shall permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or series of transactions, all or substantially all of its assets to any Person unless:

            (i) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to Parent, Issuer or an Affiliate of Parent or Issuer), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith Parent or Issuer provides an Officers' Certificate to the Trustee to the effect that Parent or Issuer will comply with its obligations under Section 4.06 in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

            (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

            (iii) Parent or Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture.

                                    ARTICLE 6

                              Defaults and Remedies

            SECTION 6.01. Events of Default. An "Event of Default" occurs if:

            (1) there is a default in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days;

            (2) there is a default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

            (3) Parent or Issuer fails to comply with Section 5.01;

            (4) Parent or Issuer fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 or 4.12 (other than a failure to purchase Securities when required under Section 4.06 or 4. 12) and such failure continues for 30 days after the notice specified below;

            (5) Parent Issuer, or any Subsidiary Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

            (6) Indebtedness of Parent, Issuer, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5,000,000 or its foreign currency equivalent;

            (7) Parent, Issuer, any Subsidiary Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its
            creditors;

      or takes any comparable action under any foreign laws relating to insolvency;

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against Parent, Issuer, any Subsidiary
            Guarantor or any Significant Subsidiary in an involuntary case;

                  (B) appoints a Custodian of Parent, Issuer, any Subsidiary
            Guarantor or any Significant Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of Parent, Issuer, any Subsidiary Guarantor or any Significant Subsidiary;

      or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

            (9) any judgment or decree for the payment of money in excess of $5,000,000 or its foreign currency equivalent at the time is entered against Parent, Issuer, any Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below; or

            (10) a Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Guaranty) or a Guarantor denies or disaffirms its obligations under its Guaranty.

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title II, United States Code, or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clauses (4), (5) or (9) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify Parent or Issuer, as the case may be, of the Default and Parent or Issuer does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

            Parent or Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action Parent or Issuer is taking or proposes to take with respect thereto.

            SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to Parent or Issuer) occurs and is continuing, the Trustee by notice to Issuer, or the Holders of at least 25% in principal amount of the Securities by notice to Issuer and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to Parent or Issuer occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security, (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or
(iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

            SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

            SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to Issuer, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

            SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07;

            SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            THIRD: to Issuer.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, Parent or Issuer shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

            SECTION 6.12. Waiver of Stay or Extension Laws. Neither Parent nor Issuer shall (to the extent each may lawfully do so) at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and neither Parent nor Issuer shall (to the extent that each may lawfully do so) expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     Trustee

            SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with Parent or Issuer.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

            (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a written request or order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

            (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document. but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

            (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee ahs actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

            (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

            SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with Parent, Issuer or Affiliates of Parent or Issuer with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for Issuer's use of the proceeds from the Securities and it shall not be responsible for any statement of Parent or Issuer in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

            SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Securityholders.

            SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each January 1 beginning with the January 1 following the date of this Indenture, and in any event prior to February 1 in each year, the Trustee shall mail to each Securityholder a brief report dated as of February 1 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. Parent and Issuer agree to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 7.07. Compensation and Indemnity. Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its services rendered by it hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. Issuer shall indemnify the Trustee, or any predecessor Trustee and their agent, against any and all loss, damage, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), (including attorneys' fees) incurred by it in connection with the administration or acceptance of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) and shall file any undertaking required by a court of law as described in Section 6.11. The Trustee shall notify Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Issuer shall not relieve Issuer of its obligations hereunder. Issuer shall defend the claim and the Trustee may have separate counsel and Issuer shall pay the fees and expenses of such counsel. Issuer need not reimburse any expense or indemnify against any loss, liability or expense determined by a court of competent jurisdiction to have been incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

            To secure Issuer's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

            Issuer's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a

Default specified in Section 6.01(7) or (8) with respect to Parent or Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying Issuer. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. Issuer shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns, is removed by Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), Issuer shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee, at the Issuer's expense.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of Issuer are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

            SECTION 7.11. Preferential Collection of Claims Against Parent or Issuer. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

            SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) Issuer delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and Issuer irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case Parent or Issuer pays all other sums payable hereunder by Parent or Issuer, then this Indenture shall, subject to Sections 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of Issuer.

            (b) Subject to Sections 8.01(c) and 8.02, Issuer at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.12 and the operation of Sections 6.01(4),
6.01(6), 6.01(7), 6.01(8), 6.01(9) and 6.01(10) (but, in the case of Sections
6.01(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Sections 5.0l(a)(iii) and (iv) ("covenant defeasance option"). Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If Issuer exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If Issuer exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9) or 6.01(10) (but, in the
case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of Issuer to comply with Section 5.0l(a)(iii) or
(iv).

            If Issuer exercises its legal defeasance option or its covenant defeasance option, each Guarantor, if any, shall be released from all its obligations with respect to its Guaranty.

            Upon satisfaction of the conditions set forth herein and upon request of Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that Issuer terminates thereby.

            (c) Notwithstanding clauses (a) and (b) above, Issuer's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this
Article 8 shall survive until the Securities have been paid in full. Thereafter, Issuer's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

            SECTION 8.02. Conditions to Defeasance. Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) Issuer irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

            (2) Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

            (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to Parent or Issuer occurs which is continuing at the end of the period;

            (4) the deposit does not constitute a default under any other agreement binding on Issuer;

            (5) Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (6) in the case of the legal defeasance option, Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (7) in the case of the covenant defeasance option, Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (8) Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

            Before or after a deposit, Issuer may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

            SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

            SECTION 8.04. Repayment to Issuer. The Trustee and the Paying Agent shall promptly turn over to Issuer upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to Issuer for payment as general creditors.

            SECTION 8.05. Indemnity for Government Obligations. Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if Issuer has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   Amendments

            SECTION 9.01. Without Consent of Holders. Parent, Issuer, Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article 5;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
      Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (4) to add guarantees with respect to the Securities or to secure the Securities;

            (5) to add to the covenants of Parent, WCI or a Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon Parent, Issuer or a Subsidiary Guarantor;

            (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

            (7) to make any change that does not adversely affect the rights of any Securityholder.

            After an amendment under this Section becomes effective, Issuer shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.02. With Consent of Holders. Parent, Issuer, Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

            (1) reduce the amount of Securities whose Holders must consent to an amendment;

            (2) reduce the rate of or extend the time for payment of interest on any Security;

            (3) reduce the principal of or extend the Stated Maturity of any Security;

            (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

            (5) make any Security payable in money other than that stated in the Security;

            (6) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

            (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section;

            (8) make any change in the ranking or priority of any Securities that would adversely affect the Holders; or

            (9) make any change in any Guaranty that would adversely affect the Securityholders.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment under this Section becomes effective, Issuer shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

            Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if Issuer or the Trustee so determines, Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

            SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

            SECTION 9.07. Payment for Consent. Parent and Issuer shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                                    Guaranty

            SECTION 10.01. Guaranty. Parent hereby absolutely, unconditionally and irrevocably guarantees the Securities and obligations of Issuer hereunder and thereunder on a senior, unsecured basis, and guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, that: (a) the principal of (and premium, if any) and interest on the Security shall be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of Issuer to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof, and (b) in case of any extension of time of payment or renewal of any Security or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 10.04 hereof.

            RIDER 66A [TO BE SUPPLIED]

            Parent hereby agrees that its obligations hereunder shall be unconditional irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

            Parent hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of Issuer, any right to require a proceeding first against Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Guaranty of Parent shall not be discharged as to any Security except by complete performance of the obligations contained in such Security and such Guaranty. Parent hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Security whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings must be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against Parent to enforce Parent's Guaranty without first proceeding against Issuer. Parent agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, Parent shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

            If any Holder or the Trustee is required by any court or otherwise to return to Issuer or Parent, or any custodian, trustee, liquidator or other similar official acting in relation to either Issuer or Parent, any amount paid by any of them to the Trustee or such Holder, the Guarantee of Parent, to the extent theretofore discharged, shall be reinstated in full force and effect. Parent further agrees that, as between Parent, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Guaranty of Parent, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by Parent for the purpose of the Guaranty of Parent.

            SECTION 10.02. Guaranty of Each Subsidiary Guarantor. Any domestic Subsidiary Guarantor from time to time party hereto, shall jointly and severally, irrevocably and fully and unconditionally Guarantee, on a senior, unsecured basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all Obligations of Issuer under this Indenture and the Securities.

            Any term or provision of this Indenture notwithstanding, each Subsidiary Guaranty shall not exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guaranty, as it relates to such Subsidiary Guarantor, voidable under applicable law' relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            SECTION 10.03. Severability. In case any provision of the Parent's Guaranty or any other Guaranty shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions thereof shall not in any way be affected or impaired thereby.

            SECTION 10.04. Limitation of Guarantor's Liability. Parent and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Guarantee by Parent pursuant to its Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and Parent hereby irrevocably agree that the obligations of Parent under its Guaranty shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of Parent result in the obligations of Holdings under its Guaranty constituting such fraudulent transfer or conveyance.

            SECTION 10.05. Subrogation. Parent shall be subrogated to all rights of Holders against Issuer in respect of any amounts paid by Parent pursuant to the provisions of Section 10.01; provided, however, that, if an Event of Default has occurred and is continuing, Parent shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by Issuer under this Indenture or the Securities shall have been paid in full.

            SECTION 10.06. Reinstatement. Parent hereby agrees that the Guaranty provided for in Section 10.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to Issuer upon the bankruptcy or insolvency of Issuer or Parent.

            SECTION 10.07. Release of Holdings. Concurrently with the discharge, defeasance or the covenant defeasance of the Securities under Section 8.01, Parent shall be released from all of its Obligations under the Guaranty under this Article 10.

            SECTION 10.08. Execution and Delivery of Guaranty. To evidence its Guaranty set forth in Section 10.01, each of Parent and any Subsidiary Guarantor hereby agrees that a notation of such Guaranty substantially in the form included as Exhibit B shall be endorsed by a duly authorized officer of such entity on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each such entity by one of its duly authorized officers.

            Each of Parent and any Subsidiary Guarantor hereby agrees that its Guaranty set forth in Section 10.01 and 10.02, respectively, shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guaranty.

            If the duly authorized officers of Parent and any Subsidiary Guarantor whose signatures appear on this Indenture or on their respective Guaranty no longer hold their offices at the time the Trustee authenticates the Security on which a Guaranty is endorsed, the Guaranty shall be valid nevertheless.

            SECTION 10.09. Benefits Acknowledged. Parent acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Guarantee and waiver pursuant to its Guaranty are knowingly made in contemplation of such benefits.

                                   ARTICLE 11

                                 Miscellaneous

            SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.


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            SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

            if to Parent, Issuer or a Subsidiary Guarantor:

                   c/o Warner Chilcott, Inc.
                   Rockaway 80 Corporate Center
                   100 Enterprise Drive, Suite 280
                   Rockaway, NJ 07866

                   Attn: Paul S. Herendeen

            if to the Trustee:

                   The Bank of New York
                   101 Barclay Street, 21W
                   New York, NY 10286

                   Attn: Corporate Trust Trustee Administration

            Parent, Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

            SECTION 11 .04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by Parent or Issuer to the Trustee to take or refrain from taking any action under this Indenture, Parent or Issuer shall furnish to the Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and


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            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by Parent, Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Parent or Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the fore going, only Securities outstanding at the time shall be considered in any such determination.

            SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 11.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 11.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.


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            SECTION 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of Parent or Issuer shall not have any liability for any obligations of Parent or Issuer under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

            SECTION 11.11. Successors. All agreements of Parent or Issuer in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                WARNER CHILCOTT, INC., as Issuer

                                By: /s/James G. Andress



                                WARNER CHILCOTT PUBLIC LIMITED
                                 COMPANY, as Guarantor

                                By: /S/ Beth P. Hecht


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                                THE BANK OF NEW YORK, as Trustee

                                By: /s/ Thomas E. Tabor


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